EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Inland Western Retail Real Estate Trust, Inc.:

We consent to the use of the following reports incorporated by reference herein:

•	our report dated February 3, 2005 related to the historical summary of gross income and direct operating expenses of Henry Town Center for the year ended December 31, 2003,	•	our report dated January 26, 2005 related to the historical summary of gross income and direct operating expenses of Shoppes at Lake Andrew for the year ended December 31, 2004,
•

our report dated March 2, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from FFI American Market Fund, L.P. for the year ended December 31, 2004,

		•	our report dated February 19, 2005 related to the historical summary of gross income and direct operating expenses of Midtown Center for the year ended December 31, 2004,
•	our report dated March 3, 2005 related to the historical summary of gross income and direct operating expenses of Mesa Fiesta for the year ended December 31, 2004,	•

our report dated February 26, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from Weber & Company for the year ended December 31, 2004,

•	our report dated February 1, 2005 related to the historical summary of gross income and direct operating expenses of Trenton Crossing for the year ended December 31, 2004,	•

our reports dated March 3, 2005 related to the consolidated balance sheets of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2004 and the period from March 5, 2003 (inception) through December 31, 2003 and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004,

•

our report dated January 22, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from Ceruzzi Holdings the year ended December 31, 2004,

		•	our report dated February 25, 2005 related to the historical summary of gross income and direct operating expenses of the Stateline Station for the year ended December 31, 2004,

•	our report dated June 8, 2005 related to the historical summary of gross income and direct operating expenses of Four Peaks Plaza for the year ended December 31, 2004,	•	our report dated June 3, 2005 related to the historical summary of gross income and direct operating expenses of Montecito Crossing the year ended December 31, 2004,
•

our report dated May 25, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from Ainbinder Company for the year ended December 31, 2004,

		•	our report dated June 2, 2005 related to the historical summary of gross income and direct operating expenses of Gateway for the year ended December 31, 2004,
•

our report dated June 8, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from Starwood Wasserman for the year ended December 31, 2004,

		•	our report dated June 4, 2005 related to the historical summary of gross income and direct operating expenses Brickyard for the year ended December 31, 2004,
•

our report dated May 20, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from Ceruzzi Holdings for the year ended December 31, 2004,

		•	our report dated September 7, 2005 related to the historical summary of gross income and direct operating expenses of Lincoln Plaza the year ended December 31, 2004,
•

our report dated September 8, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from Newman Development Group for the year ended December 31, 2004,

		•	our report dated September 6, 2005 related to the historical summary of gross income and direct operating expenses of the Orchard for the year ended December 31, 2004,
•	our report dated September 6, 2005 related to the historical summary of gross income and direct operating expenses of the New Forest Crossing for the year ended December 31, 2004,	•	our report dated August 12, 2005 related to the historical summary of gross income and direct operating expenses of the Riverpark for the year ended December 31, 2004,

•

and our report dated August 17, 2005 related to the combined historical summary of gross income and direct operating expenses of the Properties Acquired from Meridian Property Management for the year ended December 31, 2004.

We consent to the reference to our firm under the heading “Experts” herein.  Our reports related to the above Historical Summaries of gross income and direct operating expenses refer to the fact that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenue and expense.

KPMG LLP

Chicago, Illinois

October 20, 2005